                                                                    Exhibit 11.1

                              IDENTIX INCORPORATED
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                  DECEMBER 31,                          DECEMBER 31,
                                                         ---------------------------------     ----------------------------
                                                             1996                1995              1996              1995
                                                         ------------         ------------     ------------    ------------
Net income (Loss)                                        $     42,000         $   (457,000)    $    202,000    $   (330,000)
                                                         ============         ============     ============    ============

Number of shares used in computing per share amounts:

     Weighted average common outstanding                   24,331,000           23,352,000       24,327,000      23,084,000

     Common equivalent shares attributable to
       stock options and warrants                             701,000                    *          750,000               *
                                                         ------------         ------------     ------------    ------------
     Total weighted average common and common
       equivalent shares outstanding                       25,032,000           23,352,000       25,077,000      23,084,000
                                                         ============         ============     ============    ============

Net income (Loss) per share                              $       0.00        $       (0.02)    $       0.01    $      (0.01)
                                                         ============        =============     ============    ============


* Common equivalent shares had an anti-dilutive effect.